Exhibit 8.1

January 27, 2012

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, Texas 77002

Re:	Genesis Energy, L.P.

Ladies and Gentlemen:

We have acted as special counsel to Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-3 and Amendment No. 1 thereto (Registration No. 333-150239, as so amended, the “Davison Registration Statement”), including the base prospectus contained therein (the “Davison Base Prospectus”), filed by the Partnership for the purpose of registering under the Act, Common Units – Class A representing limited partner interests in the Partnership (the “Common Units”), (ii) the preparation and filing with the Commission under the Act of the Registration Statement on Form S-3 and Amendment No. 1 thereto (Registration No. 333-173337, as so amended, the “Quintana/EIV Registration Statement” and, together with the Davison Registration Statement, the “Registration Statement”), including the base prospectus contained therein (the “Quintana/EIV Base Prospectus” and, together with the Davison Base Prospectus, the “Base Prospectus”), filed by the Partnership for the purpose of registering under the Act, Common Units and (iii) the preparation of a preliminary prospectus supplement dated January 23, 2012 (together with the Base Prospectus, the “Preliminary Prospectus Supplement”) and the final prospectus supplement dated January 24, 2012 (together with the Base Prospectus, the “Final Prospectus Supplement”) in connection with the offer and sale (the “Offering”) of up to an aggregate of 2,587,500 Common Units (including 337,500 Common Units subject to an over-allotment option). In connection therewith, we have participated in the preparation of the discussion set forth under the caption “Material Income Tax Consequences” and “Material Tax Considerations” (the “Discussion”) in the Registration Statement, Preliminary Prospectus Supplement and Final Prospectus Supplement, as applicable.

The Discussion, subject to the qualifications and assumptions stated in the Discussion and the limitations and qualifications set forth herein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of the Common Units pursuant to the Offering.

Genesis Energy, L.P.

January 27, 2012

This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.

Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Partnership with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the captions “Material Income Tax Consequences” and “Material Tax Considerations.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.